UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2022

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400 Louisville , Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

(502) 636-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 18, 2022, Churchill Downs Incorporated (the “Company”) entered into a definitive purchase agreement to acquire substantially all of the assets of Peninsula Pacific Entertainment LLC (“P2E”) for total consideration of $2.485 billion (the “Purchase Agreement”) (collectively, the “P2E Transaction”). The Purchase Agreement contemplates the acquisition by the Company of the following properties: Colonial Downs Racetrack in New Kent, Virginia (“Colonial Downs”), six historical racing entertainment venues across Virginia, del Lago Resort & Casino (“del Lago”) in Waterloo, New York, and the operations of Hard Rock Hotel & Casino in Sioux City, Iowa (“Hard Rock Sioux City”).

The P2E Transaction is dependent on customary closing conditions, including the Company obtaining approvals from the Virginia Racing Commission, the New York State Gaming Commission, and the Iowa Racing and Gaming Commission. The transaction is expected to close by the end of 2022.

Under the terms of the Purchase Agreement, P2E is expected to reach a definitive agreement to sell the real property associated with Hard Rock Sioux City (“Sioux City Property”) to a third party. Following the closing of the P2E Transaction, the Company is expected to operate Hard Rock Sioux City and lease the Sioux City Property pursuant to lease terms to be negotiated prior to the closing. In the event P2E and the Company are unsuccessful in reaching a definitive agreement with a third party to purchase and lease-back the Sioux City Property by a certain date, the Sioux City Property will be included in the P2E Transaction and the total consideration will increase to $2.75 billion.

Either the Company or P2E may terminate the Purchase Agreement if the closing has not occurred prior to the date that is nine months after signing the Purchase Agreement, subject to the ability of either party to elect to extend such date for an additional four months in certain circumstances. If certain required regulatory approvals are not obtained and the Purchase Agreement is terminated, the Company may have to pay a Regulatory Termination Fee of up to $137.5 million. If the Company does not secure the financing required to fund the consideration payable under the Purchase Agreement and the Purchase Agreement is terminated, the Company may have to pay a Termination Fee of up to $330.0 million.

The Company will fund the transaction with a combination of new debt and cash on hand, including proceeds from the pending sale of land near Calder Casino. Under the terms of the Purchase Agreement, the Company will assume approximately $850.0 million of P2E debt and will extinguish the debt immediately following closing. All costs (e.g. premiums, breakage costs and make-whole payments) associated with the full repayment or retirement of the P2E debt will be paid by P2E.

The foregoing summary of the Purchase Agreement and the P2E Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is included as Exhibit 2.1 and incorporated by reference herein.

The Purchase Agreement contains representations, warranties and covenants by the Company and P2E. The representations and warranties of each party have been made solely for the benefit of the other party to the Purchase Agreement and may not be relied upon by any other persons (except to the extent expressly provided by the terms of the Purchase Agreement). In addition, the representations and warranties (i) have been qualified by confidential disclosures that the parties have made in connection with the execution of the Purchase Agreement, (ii) are subject to materiality standards set forth in, and established by, the Purchase Agreement, which may differ from materiality standards used in other contexts or by other persons and (iii) were made as of specific dates. Representations and warranties may be used for diligence purposes, to allocate risk among parties or to determine whether closing conditions have been satisfied or require waiver. Information regarding a party may also change after the date on which the representations and warranties were made. As a result, reference solely to the representations and warranties of a party outside the context of the confidential disclosures, and without reference to, or knowledge of, other qualifications or limitations set forth in the Purchase Agreement, should not necessarily be considered a statement of fact, current or prospective, about that party.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing the P2E Transaction is furnished hereto as Exhibit 99.1. The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*	Purchase Agreement, dated as of February 18, 2022 by and between Peninsula Pacific Entertainment Intermediate Holdings LLC and Churchill Downs Incorporated

99.1	Press Release, dated February 22, 2022, issued by Churchill Downs Incorporated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

February 22, 2022		/s/ Bradley K. Blackwell
	By:	Bradley K. Blackwell
	Title:	Senior Vice President, General Counsel and Secretary